Exhibit 99.1
FOR IMMEDIATE RELEASE

Comscore Reports Fourth Quarter and Full Year 2020 Results
Stockholders Approve Investment Transactions
Continued Expansion of National and Local TV Partnerships
RESTON, Va., March 10, 2021 - Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the fourth quarter and full year ended December 31, 2020.
Fourth Quarter 2020 Financial Highlights
•Revenue for the fourth quarter was $90.0 million compared to $95.2 million in the prior-year quarter
•Net loss of $13.2 million, or $(0.18) per share, compared to a net loss of $21.4 million, or $(0.31) per share in the year-ago quarter
•Adjusted EBITDA of $9.4 million compared to $5.5 million in the prior-year quarter; current period includes a $2.0 million one-time non-cash reduction to cost of revenues related to a revenue-share arrangement
Full-Year 2020 Financial Highlights
•Revenue for 2020 was $356.0 million compared to $388.6 million in 2019
•Net loss of $47.9 million, or $(0.67) per share, compared to $339.0 million, or $(5.33) per share in 2019; loss includes impairment charges of $4.7 million and $241.6 million for 2020 and 2019, respectively
•Adjusted EBITDA of $32.3 million compared to $6.2 million in 2019
•Cash, cash equivalents and restricted cash of $50.7 million as of December 31, 2020 compared to $66.8 million as of December 31, 2019
Recent Key Renewals, Partnerships and New Business Developments
•Syndicated Digital – Renewals include Hearst, Readers Digest Canada, Trusted Media Brands and Magnite while adding Texas Monthly, Team Liquid, Pocket Outdoor, and Anzu as new clients
•Agency – Expanded partnership with dentsu Media to incorporate local television audience and impression-based solutions in local market buying; secured exclusive local television currency agreement with The Moran Group for 20 markets and an exclusive currency deal with Strong Automotive Merchandising Partners across 20 markets
•National TV – Secured renewals with two of the top five media companies
•Local TV – Expanded partnership with Gray, 87 of 94 Gray markets now using Comscore as exclusive selling and posting currency, including Gray's largest market, Cleveland; Tegna renewal includes 22 total markets, adding 6 new markets, and 16 of 22 total markets are using Comscore as exclusive selling and posting currency. Other renewals include Graham Media Group and Griffin Communications
•Activation – Expanded data agreement with Omnicom; launched patent-pending contextual targeting solution for livestreaming connected TV content, the industry's first solution to contextually categorize livestreaming
•International CTV – Expanded measurement solutions in Australia
"Comscore showed a strong focus on operating performance during a challenging time," said Bill Livek, CEO and Executive Vice Chairman of Comscore. "We saw continued improvement in many areas of our business, and with the stockholder vote now completed, we are laser focused on executing our plan and excited about our ability to grow revenue from our audience, content and impression based currencies."
Fourth Quarter Summary Results
Total revenue in the fourth quarter of 2020 was $90.0 million, down from $95.2 million in the year-ago quarter, primarily from lower syndicated digital and movie revenue offset by increases in custom marketing solutions and Activation.

Ratings and Planning revenue was $63.6 million in the fourth quarter of 2020, compared to $66.8 million in the year-ago quarter. The decrease compared to the same period in the prior year was the result of a decline in revenue from syndicated digital products, partially offset by higher National and Local TV revenue. While lower compared to the fourth quarter of 2019, syndicated digital was flat on a sequential basis. TV continued to experience higher revenue compared to the prior year as we continued to expand partnerships in 2020.
Analytics and Optimization revenue was $19.3 million in the fourth quarter of 2020, compared to $17.7 million in the year-ago quarter. The increase was related to higher revenue across products, including digital custom marketing solution sales and Lift. Activation also increased compared to the prior year as well as compared to prior quarters, which were impacted by the pandemic.
Movies Reporting and Analytics revenue was $7.1 million in the fourth quarter of 2020, compared to $10.7 million in the year-ago quarter. Revenue continues to be impacted by ongoing theater closures. We expect theater closures to continue affecting Movies revenue until the major theater chains reopen across the U.S. and abroad.
Expenses from cost of revenues, sales and marketing, research and development and general and administrative were $85.0 million compared to $95.9 million in the year-ago quarter. The decrease relates to a reduction in compensation expense due to lower headcount, as well as lower facility costs, professional fees and other general operating expenses. In the fourth quarter of 2020, the company recorded a $2.0 million one-time non-cash reduction to cost of revenues related to a revenue-share arrangement.
Net loss for the fourth quarter of 2020 was $13.2 million, or $(0.18) per share, compared to a net loss of $21.4 million, or $(0.31) per share reported in the year-ago quarter.
For the fourth quarter of 2020, non-GAAP adjusted EBITDA was $9.4 million, compared to $5.5 million in the year-ago quarter. Fourth quarter adjusted EBITDA includes a $2.0 million one-time non-cash reduction to cost of revenues related to a revenue-share arrangement. Adjusted EBITDA excludes stock-based compensation expense; impairment charges; change in fair value of financing derivatives and warrants liability; restructuring expense; and other items as presented in the accompanying tables.
Full-Year Summary Results
Total revenue for the full year of 2020 was $356.0 million compared to $388.6 million in 2019.
Ratings and Planning revenue was $253.7 million compared to $271.6 million in the prior year, primarily driven by a decrease in revenue from syndicated and digital products, partially offset by higher National and Local TV revenue.
Analytics and Optimization revenue was $69.1 million compared to $74.7 million in the prior year, primarily driven by lower sales and deliveries of digital custom solutions, survey and Lift products in 2020. The decrease was offset by an increase in revenue from Activation products, which continued to experience year-over-year growth.
Movies Reporting and Analytics revenue was $33.3 million compared to $42.3 million in the prior year. Revenue continues to be impacted by ongoing theater closures. We expect theater closures to continue affecting Movies revenue until the major theater chains reopen across the U.S. and abroad.
Expenses from cost of revenues, sales and marketing, research and development and general and administrative were $345.4 million compared to $417.0 million in the prior year. The decrease relates to a reduction in compensation expense due to lower headcount, as well as lower facility costs, professional fees, other general operating expenses and the revenue-share cost reduction described above. A portion of this reduction relates to temporary actions the company implemented to reduce costs given the current economic uncertainty.
Net loss for the full year 2020 was $47.9 million, or $(0.67) per share, compared to a net loss of $339.0 million or $(5.33) per share in 2019. In 2020, the company took a non-cash impairment charge totaling $4.7 million relating to operating right-of-use assets. In 2019, the company took non-cash impairment charges totaling $241.6 million relating to an intangible asset and goodwill.
For the full year of 2020, non-GAAP adjusted EBITDA was $32.3 million, compared to $6.2 million in 2019.
Balance Sheet and Liquidity
As of December 31, 2020, cash, cash equivalents and restricted cash totaled $50.7 million, including $19.6 million in restricted cash. Total debt principal as of December 31, 2020, including $204.0 million of senior secured convertible notes, was $221.9 million. As previously disclosed, the company expects to use proceeds from the investment transactions to extinguish the senior secured convertible notes and will also extinguish its foreign secured term note with cash from its balance sheet.

2021 Outlook
Based on current trends and expectations, the company believes full-year 2021 revenue will increase between 3% and 5% over 2020, driven by a stabilization in syndicated digital revenue, growth in TV revenue, increased Activation revenue and improvement during the year in Movies. The company expects an adjusted EBITDA margin of 6% to 8% for the full year 2021.
Upon closing of the investment transactions, the Company expects to record a non-cash charge that will include extinguishment of debt and associated derivatives, issuance of 3.15 million conversion shares to affiliates of Starboard Value LP, and an antidilution adjustment to the Series A warrant exercise price, which is expected to reset to the transaction price of $2.47 upon closing. The non-cash charge at closing is estimated to range between $15 million and $25 million on a GAAP basis based on recent trading prices, but could vary depending on the market price of the Company's common stock on the closing date and other variables. The charge is not expected to have an impact to adjusted EBITDA.
The company does not provide GAAP net income (loss) on a forward-looking basis because it is unable to predict with reasonable certainty its future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, variable interest expense, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, the company is unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Conference Call Information for Today, Wednesday, March 10 at 8:00 a.m. ET
Management will provide commentary on the company's results in a conference call on Wednesday, March 10, at 8:00 a.m. ET. To access this call, dial +1 844-229-7593 (U.S. and Canada) or +1 314-888-4258 (international) and reference Conference ID # 4448163. Participants are advised to dial in at least 15 minutes prior to the call to register. Additionally, a live webcast of the conference call will be available on the Investor Relations section of the Company's website at ir.comscore.com/events-presentations.
Following the conference call, a replay will be available by dialing +1 855-859-2056 (U.S. and Canada) or +1 404-537-3406 (international) with Conference ID #4448163. The replay will also be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, Comscore's expectations, forecasts, plans and opinions regarding its strategic plans, expected revenue growth and adjusted EBITDA margin for 2021, the continued impact of the Covid-19 pandemic on the company's business (including with respect to related theater closures), the pending investment transactions, extinguishment of the senior secured convertible notes and secured term note, and the amount and components of any charge related to the investment transactions, including any extinguishment of debt or adjustment to the Series A warrant. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in the investment transactions or related commercial agreement terms, delays in closing the investment transactions, changes in the company's business, external market conditions, the impact of the Covid-19 pandemic and related government mandates, and Comscore's ability to achieve its expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to Comscore's respective Annual Reports on Form 10-K, Quarterly

Reports on Form 10-Q, and other filings that Comscore makes from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Comscore does not intend or undertake, and expressly disclaims, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing herein adjusted EBITDA and non-GAAP net income (loss), which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measure, net income (loss). These reconciliations should be carefully evaluated.
Press
Neil Ripley
Comscore, Inc.
646-746-0579
press@comscore.com

COMSCORE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$31,126	$46,590
Restricted cash	19,615	20,183
Accounts receivable, net of allowances of $2,757 and $1,919, respectively	69,379	71,853
Prepaid expenses and other current assets	16,910	15,357
Total current assets	137,030	153,983
Property and equipment, net	30,973	31,693
Operating right-of-use assets	28,959	36,689
Goodwill	418,327	416,418
Intangible assets, net	52,340	79,559
Deferred tax assets	2,741	2,374
Other non-current assets	7,600	2,979
Total assets	$677,970	$723,695
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$36,640	$44,804
Accrued expenses	48,380	55,507
Contract liabilities	58,529	58,158
Customer advances	12,477	9,886
Current portion of secured term note	12,644	—
Current operating lease liabilities	7,024	6,764
Warrants liability	2,831	7,725
Other current liabilities	5,750	7,393
Total current liabilities	184,275	190,237
Senior secured convertible notes	192,895	184,075
Financing derivatives	11,300	21,587
Non-current operating lease liabilities	36,127	42,497
Non-current contract liabilities	4,156	291
Deferred tax liabilities	627	287
Non-current portion of secured term note	—	12,463
Other non-current liabilities	19,600	13,284
Total liabilities	448,980	464,721
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized at December 31, 2020 and 2019; no shares issued or outstanding as of December 31, 2020 or 2019	—	—
Common stock, $0.001 par value per share; 150,000,000 shares authorized as of December 31, 2020 and 2019; 79,703,342 shares issued and 72,938,546 shares outstanding as of December 31, 2020, and 76,829,926 shares issued and 70,065,130 shares outstanding as of December 31, 2019	73	70
Additional paid-in capital	1,621,986	1,609,358
Accumulated other comprehensive loss	(7,030)	(12,333)
Accumulated deficit	(1,156,055)	(1,108,137)
Treasury stock, at cost, and 6,764,796 shares as of December 31, 2020 and 2019	(229,984)	(229,984)
Total stockholders' equity	228,990	258,974
Total liabilities and stockholders' equity	$677,970	$723,695

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share data)

	Years Ended December 31,
	2020	2019	2018
Revenues	$356,036	$388,645	$419,482

Cost of revenues (1) (2)	180,712	199,622	200,220
Selling and marketing (1) (2)	70,220	89,145	108,395
Research and development (1) (2)	38,706	61,802	76,979
General and administrative (1) (2)	55,783	66,419	84,535
Amortization of intangible assets	27,219	30,076	32,864
Impairment of right-of-use and long-lived assets	4,671	—	—
Impairment of goodwill	—	224,272	—
Impairment of intangible asset	—	17,308	—
Investigation and audit related	—	4,305	38,338
Restructuring (2)	—	3,263	11,837
Settlement of litigation, net	—	2,900	5,250
Total expenses from operations	377,311	699,112	558,418
Loss from operations	(21,275)	(310,467)	(138,936)
Interest expense, net	(35,805)	(31,526)	(16,465)
Other income (expense), net	14,554	1,654	(1,464)
(Loss) gain from foreign currency transactions	(4,490)	336	1,303
Loss before income taxes	(47,016)	(340,003)	(155,562)
Income tax (provision) benefit	(902)	1,007	(3,706)
Net loss	$(47,918)	$(338,996)	$(159,268)
Net loss per common share:
Basic and diluted	$(0.67)	$(5.33)	$(2.76)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	71,181,496	63,590,882	57,700,603
Comprehensive loss:
Net loss	$(47,918)	$(338,996)	$(159,268)
Other comprehensive income (loss):
Foreign currency cumulative translation adjustment	5,303	(1,712)	(4,397)
Total comprehensive loss	$(42,615)	$(340,708)	$(163,665)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:
	Years Ended December 31,
	2020	2019	2018 (3)
Cost of revenues	$1,288	$1,852	$6,349
Selling and marketing	2,226	3,615	9,452
Research and development	886	1,981	6,580
General and administrative	5,673	9,247	14,770
Restructuring	—	(137)	468
Total stock-based compensation expense	$10,073	$16,558	$37,619

(3) Stock-based compensation expense in 2018 includes $28.5 million for awards granted under our 2018 Equity and Incentive Compensation Plan, which was approved by our stockholders in May 2018.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2020	2019	2018
Operating activities:
Net loss	$(47,918)	$(338,996)	$(159,268)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of intangible assets	27,219	30,076	32,864
Depreciation	14,064	12,778	17,259
Stock-based compensation expense	10,073	16,558	37,619
Non-cash interest expense on senior secured convertible notes	9,180	17,374	—
Accretion of debt discount	7,571	6,242	4,812
Non-cash operating lease expense	5,555	5,369	—
Impairment of right-of-use and long-lived assets	4,671	—	—
Provision for bad debts	1,693	727	966
Amortization expense of finance leases	1,652	2,413	—
Amortization of deferred financing costs	1,560	1,078	955
Change in fair value of interest make-whole derivative	871	—	—
Deferred tax provision (benefit)	10	(3,727)	2,019
Change in fair value of financing derivatives	(10,287)	(5,100)	14,226
Change in fair value of warrant liability	(4,894)	2,411	—
Impairment of goodwill	—	224,272	—
Impairment of intangible asset	—	17,308	—
Change in fair value of investment in equity securities	—	2,324	(1,443)
Other	37	(2)	568
Changes in operating assets and liabilities:
Accounts receivable	2,024	2,738	4,707
Prepaid expenses and other assets	(6,283)	2,198	(2,891)
Accounts payable, accrued expenses, and other liabilities	(17,095)	10,438	(4,955)
Contract liability and customer advances	7,341	(3,477)	(30,013)
Current operating lease liability	(6,327)	(7,638)	—
Insurance recoverable on litigation settlements	—	—	10,000
Net cash provided by (used in) operating activities	717	(4,636)	(72,575)

Investing activities:
Capitalized internal-use software costs	(15,078)	(11,500)	(9,608)
Purchases of property and equipment	(477)	(2,736)	(4,206)
Proceeds from sale of investment in equity securities	—	3,776	—
Net cash used in investing activities	(15,555)	(10,460)	(13,814)

Financing activities:
Principal payments on finance leases	(1,754)	(2,535)	—
Principal payments on capital lease and software license arrangements	(367)	(2,070)	(9,006)
Payments for taxes related to net share settlement of equity awards	(117)	(1,267)	(5,263)
Proceeds from the exercise of stock options	142	1,191	2,855
Proceeds from private placement, net of issuance costs paid	—	19,752	—
Proceeds from secured term note	—	13,000	—
Secured term note issuance costs	—	(350)	—
Proceeds from sale-leaseback financing transaction	—	4,252	—
Proceeds from borrowings on senior secured convertible notes	—	—	100,000
Senior secured convertible notes issuance costs	—	—	(5,146)
Financing proceeds received on subscription receivable	—	—	9,679
Net cash (used in) provided by financing activities	(2,096)	31,973	93,119
Effect of exchange rate changes on cash, cash equivalents and restricted cash	902	(302)	(1,657)
Net (decrease) increase in cash, cash equivalents and restricted cash	(16,032)	16,575	5,073
Cash, cash equivalents and restricted cash at beginning of period	66,773	50,198	45,125
Cash, cash equivalents and restricted cash at end of period	$50,741	$66,773	$50,198

	As of December 31,
	2020	2019	2018
Cash and cash equivalents	$31,126	$46,590	$44,096
Restricted cash	19,615	20,183	6,102
Total cash, cash equivalents and restricted cash	$50,741	$66,773	$50,198

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Years Ended December 31,
	2020	2019	2018
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(47,918)	$(338,996)	$(159,268)

Interest expense, net	35,805	31,526	16,465
Amortization of intangible assets	27,219	30,076	32,864
Depreciation	14,064	12,778	17,259
Amortization expense of finance leases	1,652	2,413	—
Income tax provision (benefit)	902	(1,007)	3,706
EBITDA	31,724	(263,210)	(88,974)

Adjustments:
Stock-based compensation expense	10,073	16,695	37,151
Impairment of right-of-use and long-lived assets	4,671	—	—
Impairment of goodwill	—	224,272	—
Impairment of intangible asset	—	17,308	—
Investigation and audit related	—	4,305	38,338
Restructuring	—	3,263	11,837
Settlement of certain litigation, net (1)	—	2,900	5,250
Other (income) expense, net (2)	(14,164)	682	12,783
Adjusted EBITDA	$32,304	$6,215	$16,385
(1) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by our senior secured convertible notes (the "Notes"), which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net and certain legal expenses defined by the Notes and classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. Additionally, we recorded transaction costs related to the issuance of warrants, which costs were allocated to the warrants liability and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs were recorded in additional paid-in capital in the Consolidated Balance Sheets.

The following tables present a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Years Ended December 31,
	2020	2019	2018
(In thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(47,918)	$(338,996)	$(159,268)

Adjustments:
Amortization of intangible assets	27,219	30,076	32,864
Stock-based compensation expense	10,073	16,695	37,151
Impairment of right-of-use and long-lived assets	4,671	—	—
Impairment of goodwill	—	224,272	—
Impairment of intangible asset	—	17,308	—
Investigation and audit related	—	4,305	38,338
Restructuring	—	3,263	11,837
Settlement of certain litigation, net (1)	—	2,900	5,250
Other (income) expense, net (2)	(14,164)	682	12,783
Non-GAAP net loss	$(20,119)	$(39,495)	$(21,045)
(1) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by the Notes, which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net and certain legal expenses defined by the Notes and classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. Additionally, we recorded transaction costs related to the issuance of warrants, which costs were allocated to the warrants liability and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss. The remaining transaction costs were recorded in additional paid-in capital in the Consolidated Balance Sheets.
We do not provide GAAP net income (loss) on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, litigation and restructuring expense, fair value adjustments for financing derivatives and warrants, interest expense, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA, adjusted EBITDA margin or non-GAAP net loss to the most directly comparable GAAP measure, GAAP net income (loss), on a forward-looking basis.
Supplemental Non-GAAP Disclosure
The following tables present a reconciliation of certain non-GAAP expense line items (to be discussed on today's conference call) to the most directly comparable GAAP expense line items. GAAP expense line items have been adjusted to exclude the effects of stock-based compensation.

	Years Ended December 31,
(In thousands)	2020 (Unaudited)				2019 (Unaudited)
	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$356,036			100.0%	$388,645			100.0%
Cost of revenues	180,712	$1,288	$179,424	50.4%	199,622	$1,852	$197,770	50.9%
Gross profit	175,324	(1,288)	176,612	49.6%	189,023	(1,852)	190,875	49.1%
Selling and marketing	70,220	2,226	67,994	19.1%	89,145	3,615	85,530	22.0%
Research and development	38,706	886	37,820	10.6%	61,802	1,981	59,821	15.4%
General and administrative	55,783	5,673	50,110	14.1%	66,419	9,247	57,172	14.7%
Restructuring	—	—	—	—%	3,263	(137)	3,400	0.9%
We do not provide GAAP cost of revenues, selling and marketing, research and development, general and administrative, and restructuring expense on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense without unreasonable effort. Stock-based compensation expense is uncertain, depends on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of non-GAAP operating expense to the most directly comparable GAAP measure on a forward-looking basis.

COMSCORE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,
	2020	2019
Revenues	$89,990	$95,163

Cost of revenues (1) (2)	43,499	46,831
Selling and marketing (1) (2)	17,869	20,555
Research and development (1) (2)	9,304	12,639
General and administrative (1) (2)	14,363	15,878
Amortization of intangible assets	6,705	6,925
Investigation and audit related	—	129
Restructuring	—	(1,886)
Total expenses from operations	91,740	101,071
Loss from operations	(1,750)	(5,908)
Interest expense, net	(9,076)	(8,350)
Other income (expense), net	1,692	(4,967)
Loss from foreign currency transactions	(2,338)	(432)
Loss before income taxes	(11,472)	(19,657)
Income tax provision	(1,740)	(1,733)
Net loss	$(13,212)	$(21,390)
Net loss per common share:
Basic and diluted	$(0.18)	$(0.31)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	72,814,261	69,644,437
Comprehensive loss:
Net loss	$(13,212)	$(21,390)
Other comprehensive income:
Foreign currency cumulative translation adjustment	3,862	1,182
Total comprehensive loss	$(9,350)	$(20,208)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:
	Three Months Ended December 31,
	2020	2019
Cost of revenues	$89	$(28)
Selling and marketing	272	456
Research and development	69	118
General and administrative	2,115	1,879
Total stock-based compensation expense	$2,545	$2,425

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of net loss (GAAP) to adjusted EBITDA for each of the periods identified:

	Three Months Ended December 31,
	2020	2019
(In thousands)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(13,212)	$(21,390)

Interest expense, net	9,076	8,350
Amortization of intangible assets	6,705	6,925
Depreciation	3,747	3,331
Finance lease amortization expense	443	439
Income tax provision	1,740	1,733
EBITDA	8,499	(612)

Adjustments:
Stock-based compensation expense	2,545	2,425
Investigation and audit related	—	129
Restructuring	—	(1,886)
Other (income) expense, net (1)	(1,658)	5,413
Adjusted EBITDA	$9,386	$5,469
(1) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives and warrants liability included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.
The following tables present a reconciliation of net loss (GAAP) to non-GAAP net loss for each of the periods identified:

	Three Months Ended December 31,
	2020	2019
(In thousands)	(Unaudited)	(Unaudited)
Net loss (GAAP)	$(13,212)	$(21,390)

Adjustments:
Amortization of intangible assets	6,705	6,925
Stock-based compensation expense	2,545	2,425
Investigation and audit related	—	129
Restructuring	—	(1,886)
Other (income) expense, net (1)	(1,658)	5,413
Non-GAAP net loss	$(5,620)	$(8,384)
(1) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives and warrants liability included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.

	Three Months Ended
(In thousands)	March 31, 2020 (Unaudited)	June 30, 2020 (Unaudited)	September 30, 2020 (Unaudited)	December 31, 2020 (Unaudited)
Net loss (GAAP)	$(13,184)	$(10,401)	$(11,121)	$(13,212)

Adjustments:
Amortization of intangible assets	6,918	6,846	6,750	6,705
Impairment of right-of-use and long-lived assets	4,671	—	—	—
Stock-based compensation expense	2,658	2,346	2,524	2,545
Other income, net (1)	(6,892)	(1,542)	(4,072)	(1,658)
Non-GAAP net loss	$(5,829)	$(2,751)	$(5,919)	$(5,620)
(1) Adjustments to other income, net, reflect non-cash changes in the fair value of financing derivatives and warrants liability included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.

	Three Months Ended
(In thousands)	March 31, 2019 (Unaudited)	June 30, 2019 (Unaudited)	September 30, 2019 (Unaudited)	December 31, 2019 (Unaudited)
Net loss (GAAP)	$(27,514)	$(279,533)	$(10,559)	$(21,390)

Adjustments:
Amortization of intangible assets	8,105	8,076	6,970	6,925
Stock-based compensation expense	6,953	4,304	3,013	2,425
Investigation and audit related	842	2,354	980	129
Restructuring	(70)	2,949	2,270	(1,886)
Impairment of goodwill	—	224,272	—	—
Impairment of intangible assets	—	17,308	—	—
Settlement of certain litigation, net (1)	—	5,000	(2,100)	—
Private placement issuance costs	—	1,154	(416)	—
Other (income) expense, net (2)	(2,388)	3,304	(6,385)	5,413
Non-GAAP net loss	$(14,072)	$(10,812)	$(6,227)	$(8,384)
(1) Settlement of certain litigation, net includes settlement amounts incurred for certain legal proceedings defined by the Notes, which amounts are classified as general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Loss.
(2) Adjustments to other (income) expense, net, reflect non-cash changes in the fair value of financing derivatives, warrants liability and equity securities investment included in other income (expense), net on our Consolidated Statements of Operations and Comprehensive Loss.

Supplemental Non-GAAP Disclosure
The following tables present a reconciliation of certain non-GAAP expense line items (to be discussed on today's conference call) to the most directly comparable GAAP expense line items. GAAP expense line items have been adjusted to exclude the effects of stock-based compensation.

	Three Months Ended December 31,
(In thousands)	2020 (Unaudited)				2019 (Unaudited)
	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue	As reported (GAAP)	Less: stock-based compensation	As adjusted (non-GAAP)	% of GAAP Revenue
Revenues	$89,990			100.0%	$95,163			100.0%
Cost of revenues	43,499	$89	$43,410	48.2%	46,831	$(28)	$46,859	49.2%
Gross profit	46,491	(89)	46,580	51.8%	48,332	28	48,304	50.8%
Selling and marketing	17,869	272	17,597	19.6%	20,555	456	20,099	21.1%
Research and development	9,304	69	9,235	10.3%	12,639	118	12,521	13.2%
General and administrative	14,363	2,115	12,248	13.6%	15,878	1,879	13,999	14.7%
Restructuring	—	—	—	—%	(1,886)	—	(1,886)	(2.0)%

Revenues
Revenues from our three offerings of products and services are as follows:

	Year Ended December 31,
(In thousands)	2020	% of Revenue	2019	% of Revenue	$ Variance	% Variance
Ratings and Planning	$253,652	71.2%	$271,623	69.9%	$(17,971)	(6.6)%
Analytics and Optimization	69,080	19.4%	74,725	19.2%	(5,645)	(7.6)%
Movies Reporting and Analytics	33,304	9.4%	42,297	10.9%	(8,993)	(21.3)%
Total revenues	$356,036	100.0%	$388,645	100.0%	$(32,609)	(8.4)%

	Three Months Ended December 31,
(In thousands)	2020 (Unaudited)	% of Revenue	2019 (Unaudited)	% of Revenue	$ Variance	% Variance
Ratings and Planning	$63,634	70.7%	$66,790	70.2%	$(3,156)	(4.7)%
Analytics and Optimization	19,253	21.4%	17,722	18.6%	1,531	8.6%
Movies Reporting and Analytics	7,103	7.9%	10,651	11.2%	(3,548)	(33.3)%
Total revenues	$89,990	100.0%	$95,163	100.0%	$(5,173)	(5.4)%